SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant   [ X ]

Filed by a Party other than the Registrant   [    ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement     [    ]  Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       Pioneer Natural Resources Company
                (Name of Registrant as Specified in Its Charter)
          -------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]   No fee required.

[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and o-11.

(1)     Title of each class of securities to which transaction applies:
        --------------------------------------------------------------

(2)     Aggregate number of securities to which transaction applies:
        --------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        --------------------------------------------------------------

(4)     Proposed maximum aggregate value of transaction:
        --------------------------------------------------------------

(5)     Total fee paid:
        --------------------------------------------------------------

[   ]   Fee paid previously with preliminary materials.

[   ]   Check box if any part of the fee is offset as provided  by  Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

(1)     Amount Previously Paid:
        --------------------------------------------------------------

(2)     Form, Schedule or Registration Statement No.:
        --------------------------------------------------------------

(3)     Filing Party:
        --------------------------------------------------------------

(4)     Date Filed:
        --------------------------------------------------------------

                        PIONEER NATURAL RESOURCES COMPANY
                           5205 N. O'Connor Boulevard
                                   Suite 1400
                               Irving, Texas 75039

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Pioneer Natural Resources Company:

        Notice is hereby given that the Annual Meeting of Stockholders of Pioneer Natural Resources Company (the "Company") will be held in the Carrollton Room at the Dallas Marriott Las Colinas Hotel, 223 West Las Colinas Blvd., Irving, Texas 75039, on Thursday, May 17, 2001, at 9:00 a.m. The Annual Meeting is being held for the following purposes:

        1.     To elect two directors, each for a term of three years.

        2. To ratify the selection of Ernst & Young LLP as the auditors of the Company for the current year.

        3. To transact such other business as may properly come before the meeting.

        These proposals are described in the accompanying proxy materials. You will be able to vote at the Annual Meeting only if you are a stockholder of record at the close of business on March 28, 2001.

                             YOUR VOTE IS IMPORTANT

        Please date, sign, and return the enclosed Proxy promptly so that your shares may be voted in accordance with your wishes and so we may have a quorum at the Annual Meeting. Instead of returning the paper proxy, you may vote through the Internet by accessing our transfer agent's website at www.continentalstock.com. You will need the control numbers that are printed on your personalized proxy card.


                                        By Order of the Board of Directors



                                        Mark L. Withrow, Secretary

Irving, Texas
April 9, 2001

                        PIONEER NATURAL RESOURCES COMPANY
                            1400 Williams Square West
                          5205 North O'Connor Boulevard
                               Irving, Texas 75039

                                 PROXY STATEMENT

                       2001 ANNUAL MEETING OF STOCKHOLDERS

        The board of directors of Pioneer Natural Resources Company (the "Board of Directors") requests your Proxy for the Annual Meeting of Stockholders that will be held at 9:00 a.m., on Thursday, May 17, 2001, in the Carrollton Room at the Dallas Marriott Las Colinas Hotel, Irving, Texas 75039 (the "Annual
Meeting"). By granting the Proxy, you authorize the persons named on the Proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the meeting from time to time and to vote your shares at any adjournments or postponements of the meeting.

        You may grant your Proxy by signing, dating and returning the enclosed paper proxy card. Instead of returning the paper proxy card, you may complete a proxy card electronically through the Internet by accessing the website of the Company's transfer agent at www.continentalstock.com. You will need the control numbers that are printed on your personalized paper proxy card. See "Internet Voting."

        If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares may be voted only by a person to whom you have given a proper proxy, such as the accompanying Proxy or the Internet Proxy. You may revoke the Proxy in writing at any time before it is exercised at the Annual Meeting by delivering to the Secretary of the Company a written notice of the revocation, or by signing and delivering to the Secretary of the Company a proxy with a later date or by submitting your vote electronically through the Internet with a later date. Your attendance at the Annual Meeting will not revoke the Proxy unless you give written notice of revocation to the Secretary of the Company before the Proxy is exercised or unless you vote your shares in person at the Annual Meeting.

        This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy are first being sent or given to stockholders of the Company on or about April 9, 2001.

                                QUORUM AND VOTING

        Voting Stock. The Company has two outstanding classes of securities that entitle holders to vote generally at meetings of the Company's stockholders: common stock, par value $.01 per share; and Special Preferred Voting Stock, par value $.01 per share. A single share of Special Preferred Voting Stock (the "Voting Share") was issued to Montreal Trust Company of Canada (the "Trustee") as trustee under a Voting and Exchange Trust Agreement for the benefit of holders of exchangeable shares issued by the Company's wholly-owned subsidiary, Pioneer Natural Resources Canada Inc., in connection with the Company's December 1997 acquisition of Chauvco Resources Ltd. The common stock and the Voting Share vote together as a single class on all matters except when Delaware law requires otherwise. Each share of common stock outstanding on the record date is entitled to one vote. The Voting Share is entitled to one vote for each exchangeable share outstanding on the record date. The Trustee is required to vote the Voting Share in the manner that holders of exchangeable shares instruct, and to abstain from voting in proportion to the exchangeable shares for which the Trustee does not receive instructions. Accordingly, references to "stockholders" in this Proxy Statement include holders of common stock, the Trustee, and holders of exchangeable shares. The procedures for holders of exchangeable shares to instruct the Trustee about voting at the Annual Meeting are explained in the "Information Statement for Holders of Exchangeable Shares of Pioneer Natural Resources Canada Inc." that is enclosed with this Proxy Statement only for holders of exchangeable shares.

        Record Date. The record date for stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 28, 2001. At the record date, 96,299,025 shares of common stock and one Voting Share were outstanding and entitled to be voted at the Annual Meeting. At the record date, 1,940,656 exchangeable shares were outstanding and entitled to give voting instructions to the Trustee. Accordingly, 98,239,681 votes are eligible to be cast at the Annual Meeting.

        Quorum and Adjournments. The presence, in person or by proxy, of the holders of a majority of the votes eligible to be cast at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

        If a quorum is not present, the stockholders entitled to vote who are present in person or by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.

        Vote Required. Directors will be elected by a plurality of the votes present and entitled to be voted at the Annual Meeting. Ratification of the selection of the Company's auditors will require the affirmative vote of the holders of a majority of the shares present and voted at the Annual Meeting. An automated system that the Company's transfer agent administers will tabulate the votes. Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. Brokers are permitted to vote on discretionary items if they have not received instructions from the beneficial owners, but they are not permitted to vote (a "broker non-vote") on non-discretionary items absent instructions from the beneficial owner. Abstentions and broker non-votes will count in determining whether a quorum is present at the Annual Meeting. Both abstentions and broker non-votes will not have any effect on the outcome of voting on director elections. For purposes of voting on the ratification of the selection of auditors, abstentions will be included in the number of shares voting and will have the effect of a vote against the proposal, and broker non-votes will not be included in the number of shares voting and therefore will have no effect on the outcome of the voting.

        Default Voting. A Proxy that is properly completed and returned will be voted at the Annual Meeting in accordance with the instructions on the Proxy. If you properly complete and return a Proxy, but do not indicate any contrary voting instructions, your shares will be voted as follows:

        o FOR the election of the two persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors.

        o FOR the ratification of the selection of Ernst & Young LLP as the Company's auditors.

If any other business properly comes before the stockholders for a vote at the meeting, your shares will be voted in accordance with the discretion of the holders of the Proxy. The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.

                                    ITEM ONE

                              ELECTION OF DIRECTORS

        The Board of Directors has nominated the following persons for election as Class I directors of the Company with their terms to expire at the annual meeting of stockholders in 2004 when their successors are elected and qualified:

                               R. Hartwell Gardner
                                James L. Houghton

        Both of these nominees are currently serving as directors of the Company. Their biographical information is contained in "Directors and Executive Officers."

        The Board of Directors has no reason to believe that either of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company's directors will be reduced or the persons acting under the Proxy will vote for the election of a substitute nominee that the Board of Directors recommends.

        The Board of Directors recommends that stockholders vote FOR the election of each of the nominees.

                                    ITEM TWO

                              SELECTION OF AUDITORS

        The Board of Directors has selected Ernst & Young LLP as the auditors of the Company for 2001. Ernst & Young LLP audited the Company's financial statements for 2000, 1999 and 1998. The 2000 audit was completed on January 29, 2001.

Audit Fees

        The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements and reports on Forms 10-Q for 2000 were $420,000.

Financial Information Systems Design and Implementation Fees

        No services  were  performed  by, and no fees were  incurred to, Ernst &
Young  LLP  in  connection  with  financial   information   systems  design  and
implementation projects for 2000.

All Other Fees

        The aggregate fees for all other services rendered by Ernst & Young LLP for 2000 were $512,228, comprised of $68,395 for tax services, $332,960 for internal audit services and $110,873 for other professional services.

        The Company expects that representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

        The report of Ernst & Young LLP on the Company's financial statements for 2000, 1999 and 1998 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

        In connection with the audits of the Company's financial statements for 2000, 1999 and 1998, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of such independent accountants, would have caused such independent accountants to make reference to the matter in their report.

        The  Board  of  Directors   recommends   that   stockholders   vote  FOR
ratification of the selection of Ernst & Young LLP.

                        DIRECTORS AND EXECUTIVE OFFICERS

        After the Annual Meeting, assuming the stockholders elect the nominees of the Board of Directors as set forth in "Item One - Election of Directors," the Board of Directors and executive officers of the Company will be:

          Name              Age                    Position

Scott D. Sheffield.......   48    Chairman of the Board, President and Chief
                                   Executive Officer
Timothy L. Dove..........   44    Executive Vice President and Chief Financial
                                   Officer
Dennis E. Fagerstone.....   52    Executive Vice President
Mark L. Withrow..........   53    Executive Vice President, General Counsel and
                                   Secretary
Danny L. Kellum..........   46    Executive Vice President - Domestic Operations
James R. Baroffio........   69    Director
R. Hartwell Gardner......   66    Director
James L. Houghton........   70    Director
Jerry P. Jones...........   69    Director
Charles E. Ramsey, Jr....   64    Director
Robert L. Stillwell......   64    Director

        The Company has classified its Board of Directors into three classes. Directors in each class are elected to serve for three-year terms and until their successors are elected and qualified. Each year, the directors of one class stand for re-election as their terms of office expire. Messrs. Gardner and Houghton are designated as Class I directors, and their terms of office expire at the Annual Meeting. Messrs. Baroffio, Sheffield and Stillwell are designated as Class II directors, and their terms of office expire at the annual meeting of stockholders in 2002. Messrs. Jones and Ramsey are designated as Class III directors, and their terms of office expire in 2003.

        Executive officers serve at the discretion of the Board of Directors.

        Set forth below is biographical information about each of the Company's directors and executive officers named above.

        Scott D. Sheffield. Mr. Sheffield, a distinguished graduate of the University of Texas with a Bachelor of Science degree in Petroleum Engineering, has been the Chairman of the Board of Directors since August 1999 and the President and Chief Executive Officer of the Company since August 1997. He was the President and a director of Parker & Parsley Petroleum Company since May 1990 and was the Chairman of the Board of Directors and Chief Executive Officer of Parker & Parsley since October 1990. Mr. Sheffield was the sole director of Parker & Parsley from May 1990 until October 1990. Mr. Sheffield joined Parker & Parsley Development Company ("PPDC"), a predecessor of Parker & Parsley, as a petroleum engineer in 1979. Mr. Sheffield served as Vice President - Engineering of PPDC from September 1981 until April 1985, when he was elected President and a director. In March 1989, Mr. Sheffield was elected Chairman of the Board of Directors and Chief Executive Officer of PPDC. Before joining PPDC's predecessor, Mr. Sheffield was employed as a production and reservoir engineer for Amoco Production Company.

        Timothy L. Dove. Mr. Dove was elected Executive Vice President and Chief Financial Officer in February 2000. Prior to that, Mr. Dove held the position of Executive Vice President - Business Development since August 1997. Mr. Dove joined Parker & Parsley in May 1994 as Vice President - International and was promoted to Senior Vice President - Business Development in October 1996, in which position he served until August 1997. Before joining Parker & Parsley, Mr. Dove was employed with Diamond Shamrock Corp., and its successor, Maxus Energy Corp., in various capacities in international exploration and production, marketing, refining, and planning and development. Mr. Dove earned a Bachelor of Science degree in Mechanical Engineering from Massachusetts Institute of Technology in 1979 and received his M.B.A. in 1981 from the University of Chicago.

        Dennis E. Fagerstone. Mr. Fagerstone, a graduate of the Colorado School of Mines with a B.S. in Petroleum Engineering, became an Executive Vice President of the Company in August 1997. Mr. Fagerstone served as Executive Vice President and Chief Operating Officer of Mesa from March 1997 until August 1997. Mr. Fagerstone served as Senior Vice President and Chief Operating Officer of Mesa from October 1996 to February 1997, as Vice President - Exploration and Production of Mesa from May 1991 to October 1996 and as Vice President - Operations of Mesa from June 1988 until May 1991.

        Mark L. Withrow. Mr. Withrow, a graduate of Abilene Christian University with a Bachelor of Science degree in Accounting and Texas Tech University with a Juris Doctorate degree, has been the Executive Vice President, General Counsel and Secretary of the Company since August 1997. He served as Vice President - General Counsel of Parker & Parsley from February 1991 until January 1995, and served as Senior Vice President, General Counsel of Parker & Parsley from January 1995 until August 1997. He was Parker & Parsley's Secretary from August 1992 until August 1997. Mr. Withrow joined PPDC in January 1991. Before joining PPDC, Mr. Withrow was the managing partner of the law firm of Turpin, Smith, Dyer, Saxe & MacDonald, Midland, Texas.

        Danny Kellum. Mr. Kellum, who received a Bachelor of Science degree in Petroleum Engineering from Texas Tech University in 1979, was elected Executive Vice President - Domestic Operations in May 2000. From January 2000 until May 2000, Mr. Kellum served as Vice President - Domestic Operations. Mr. Kellum served as Vice President - Permian Division from August 1997 until December 1999. From 1989 until 1994 he served as Spraberry District Manager and as Vice President of the Spraberry and Permian Division for Parker & Parsley until August of 1997. Mr. Kellum joined Parker & Parsley as an operations engineer in 1981 after a brief career with Mobil Oil Corporation.

        James R. Baroffio. Dr. Baroffio received a B.A. in Geology at the College of Wooster, Ohio, an M.S. in Geology at Ohio State University, and a Ph.D. in Geology at the University of Illinois. Before becoming a director of the Company in December 1997, Dr. Baroffio enjoyed a long career with Standard Oil Company of California, the predecessor of Chevron Corporation where he served as President, Chevron Research and Technology Center from 1980 to 1985 and eventually retired as President of Chevron Canada Resources in 1994. Dr. Baroffio was a member of the Board of Directors of the Rocky Mountain Oil & Gas Association, and Chairman of the U.S. National Committee of the World Petroleum Congress. His community leadership positions included membership on the Board of Directors of Glenbow Museum and the Nature Conservancy of Canada, as well as serving as President of the Alberta Nature Conservancy.

        R. Hartwell Gardner. Mr. Gardner became a director of the Company in August 1997. He served as a director of Parker & Parsley from November 1995 until August 1997. Mr. Gardner graduated from Colgate University with a Bachelor of Arts degree in Economics and then earned an M.B.A. from Harvard University. Until October 1, 1995, Mr. Gardner was the Treasurer of Mobil Oil Corporation and Mobil Corporation from 1974 and 1976, respectively. Mr. Gardner is a member of the Financial Executives Institute of which he served as Chairman in 1986/1987 and is a Director and Chairman of the Investment Committee of Oil Investment Corporation Ltd. and Oil Casualty Investment Corporation Ltd., Pembroke, Bermuda.

        James L. Houghton. Mr. Houghton is a Certified Public Accountant and a graduate of Kansas University with a Bachelor of Science degree in Accounting, as well as a Bachelor of Laws degree. Mr. Houghton has served as a director of the Company since August 1997, and as a director of Parker & Parsley from October 1991 until August 1997. Until October 1, 1991, Mr. Houghton was the lead oil and gas tax specialist for the accounting firm of Ernst & Young, was a member of Ernst & Young's National Energy Group, and had served as its Southwest Regional Director of Tax. Mr. Houghton is a member of the American Institute of Certified Public Accountants, a member of the Oklahoma Society of Certified Public Accountants and a former Chairman of its Federal and Oklahoma Taxation Committee, and past President of the Oklahoma Institute on Taxation. He has also served as a Director for the Independent Petroleum Association of America and as a member of its Tax Committee.

        Jerry P. Jones. Mr. Jones earned a Bachelor of Science degree from West Texas State College in 1953 and a Bachelor of Laws degree from the University of Texas School of Law in 1959. Mr. Jones has served as a director of the Company since August 1997, and as a director of Parker & Parsley from May 1991 until August 1997. Mr. Jones was an attorney with the law firm of Thompson & Knight, L.L.P., Dallas, Texas, since September 1959 and was a shareholder in that firm until January 1998, when he retired and became of counsel to the firm. Mr. Jones specialized in civil litigation, especially in the area of energy disputes.

        Charles E. Ramsey, Jr. Mr. Ramsey is a graduate of the Colorado School of Mines with a Petroleum Engineering degree and a graduate of the Smaller Company Management program at the Harvard Graduate School of Business Administration. Mr. Ramsey has served as a director of the Company since August 1997. Mr. Ramsey served as a director of Parker & Parsley from October 1991 until August 1997. Since October 1991, he has operated an independent management and financial consulting firm. From June 1958 until June 1986, Mr. Ramsey held various engineering and management positions in the oil and gas industry and, for six years before October 1991, was a Senior Vice President in the Corporate Finance Department of Dean Witter Reynolds Inc. (Dallas, Texas office). His industry experience includes 12 years of senior management experience with May Petroleum Inc. in the positions of President, Chief Executive Officer and Executive Vice President. Mr. Ramsey is also a former director of MBank Dallas, the Dallas Petroleum Club and Lear Petroleum Corporation.

        Robert L. Stillwell. Mr. Stillwell, a graduate of the University of Texas with a B.B.A. and the University of Texas School of Law with a J.D., has served as a director of the Company since August 1997. He served as a director of Mesa from January 1992 until August 1997, as a member of the Advisory Committee of Mesa, L.P., a predecessor of Mesa, from December 1985 until December 1991, and as a director of Mesa in its original corporate form from 1968 until January 1987. Mr. Stillwell is a partner in the law firm of Baker & Botts, L.L.P., Houston, Texas.

                      MEETINGS AND COMMITTEES OF DIRECTORS

        The Board of Directors of the Company held five meetings during 2000. No director attended fewer than 75% of the total number of meetings of the Board of Directors. No director attended fewer than 75% of the total number of meetings of all committees of the Board of Directors on which that director served.

        The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. The Board of Directors does not have a Nominating Committee.

        Information regarding the functions performed by the Audit Committee and its membership is set forth in the "Audit Committee Report" and the "Audit Committee Charter" included in this Proxy Statement. The Audit Committee held four meetings during 2000.

        The Compensation Committee periodically reviews the compensation, employee benefit plans and fringe benefits paid to or provided for executive officers of the Company and approves the annual salaries, bonuses and stock option awards of the Company's executive officers. The members of the Compensation Committee are Messrs. Ramsey (Chairman), Baroffio and Stillwell. A subcommittee of Messrs. Ramsey and Baroffio administer the Long-Term Incentive Plan. The Compensation Committee held four meetings during 2000. See "Compensation Committee Report on Executive Compensation" included in this Proxy Statement for additional information.

                             MANAGEMENT COMPENSATION

Compensation of Directors

        Each non-employee director receives an annual retainer fee of $50,000 if the director serves on a committee and $40,000 if he does not. In addition, each non-employee director is reimbursed for travel expenses to attend meetings of the Board of Directors or its committees and an additional $2,500 for services as chairman of a committee. No additional fees are paid for attendance at board or committee meetings. Executive officers of the Company do not receive additional compensation for serving on the Board of Directors.

        Under the Company's Long-Term Incentive Plan (the "Plan"), non-employee directors are eligible to receive awards in the form of non-qualified stock options, stock appreciation rights, restricted stock, or performance units. The Company can use these awards instead of cash to pay its non-employee directors all or part of their annual retainer fees. The Board of Directors determines the form (or combination of forms) of consideration each year, based on the economic and other circumstances at the time and based on its view of which awards will best align the interests of the stockholders and the directors.

        For the year following the Company's 2000 annual stockholders' meeting, the Board of Directors determined to use non-qualified stock options to pay all of the non-employee directors' annual fees. The number of shares subject to stock options granted to each non-employee director was determined by dividing the director's annual retainer fee by the value of an option for one share on May 17, 2000 (the last closing sale price before the date of the award). The fair-market value of each option was calculated using the Black-Scholes method based on assumptions provided by the Company's executive compensation consulting firm. These options vest 25% each quarter with the first vesting date on August 31, 2000.

        On May 18, 2000, each non-employee director received the following awards of stock options to compensate him for his annual retainer fee (each stock option awarded has an exercise price of $13.50): Messrs. Baroffio, Gardner, Jones and Stillwell each received options for 7,912 shares and Messrs. Houghton and Ramsey each received options for 8,307 shares.

        For the year following the Company's 2001 annual meeting, Directors can make an irrevocable election to receive their annual fees 100% in cash, restricted stock or stock options or they can split the fee equally between any two of those three choices, with such election to be exercised on or before May 17, 2001.

Compensation of Executive Officers

        The compensation paid to the Company's executive officers generally consists of base salaries, annual bonuses, awards under the Long-Term Incentive Plan, contributions to the Company's 401(k) retirement plan, and miscellaneous perquisites. The following table summarizes the total compensation for 2000, 1999 and 1998 awarded to, earned by or paid to the following persons:

                           SUMMARY COMPENSATION TABLE

                                                 Annual Compensation              Long-Term
                                      ----------------------------------------   Compensation
                                                                                    Awards
                                                                                 ------------
                                                                                    Shares
        Name and                                                Other Annual      Underlying     All Other
   Principal Position         Year   Salary (a)   Bonus (b)   Compensation (c)      Options    Compensation (d)
- ------------------------      ----   ----------   ---------   ----------------   ------------  -------------
Scott D. Sheffield (e)        2000    $638,000     $626,350       $ 18,051           120,000      $ 83,422
President and                 1999     480,000      270,000         14,427            90,000        69,378
Chief Executive Officer       1998     600,000      216,000         16,734            90,000       123,252


Dennis E. Fagerstone          2000    $290,000     $174,000       $  9,295            46,000      $ 46,558
Executive Vice President      1999     247,500       92,812          8,478            35,000        40,564
                              1998     275,000       92,812          8,076            35,000        37,757

Mark L. Withrow (e)           2000    $290,000     $174,000       $  5,577            46,000      $ 46,104
Executive Vice President      1999     225,000       84,376          4,327            35,000        38,855
and General Counsel           1998     250,000       84,376         60,882            35,000        61,178

Timothy L. Dove               2000    $290,000     $174,000       $  4,611            46,000      $ 45,546
Executive Vice President      1999     225,000      197,580          4,611            35,000        38,394
and Chief Financial Officer   1998     250,000       84,375          4,618            35,000        57,713

Danny L. Kellum (e)           2000    $240,000     $144,000       $  2,923            46,000      $ 43,157
Executive Vice President      1999     192,500       63,000         15,835            25,000        35,250
Domestic Operations           1998     180,000       63,000        218,314            20,000        48,326

(a) Mr. Sheffield voluntarily reduced his 1999 salary 20%, and the other named executive officers voluntarily reduced their salaries 10% during 1999.

(b) Represents the amount awarded under the Company's annual bonus program and forgiveness of a Company loan to Mr. Dove for $113,204 in 1999.

(c) This column includes (i) relocation and housing cost of living adjustments related to moving the corporate headquarters from Midland, Texas to Irving, Texas as follows: payment for 1999 - Mr. Kellum $12,539; payment for 1998 -
     Mr. Withrow $42,290 and Mr. Kellum $132,839; (ii) tax gross-up payments for relocation and cost of living adjustment: payment for 1999 - Mr. Kellum
     $471;  payment  for 1998 - Mr.  Withrow  $12,044  and Mr.  Kellum  $82,172.
     Amounts not shown represent miscellaneous perquisites.

(d)  For 2000 this column  includes (i)  contributions  to qualified  retirement plans  for  Messrs.  Sheffield,  Fagerstone,  Withrow,  Dove and  Kellum of
     $16,220,  $17,000,   $16,546,  $16,546,  and  $16,612  respectively;   (ii)
     contributions  to  the  Company's   non-qualified   deferred   compensation
     retirement plan for Messrs. Sheffield, Fagerstone, Withrow, Dove and Kellum
     of $65,027,  $29,558,  $29,558,  $29,000 and $24,000 respectively;  (iii) a
     $1,330 premium with respect to a term life insurance policy for the benefit of Mr. Sheffield;  and (iv) reimbursement for financial counseling services for Messrs. Sheffield and Kellum for $2,175 and $2,545 respectively.

(e)  See  "Management  Compensation  -  Compensation  of  Executive  Officers  -
     Employee   Investment   Partnerships"   for  information   about  Parker  &
     Parsley-sponsored   employee  investment   partnerships  in  which  Messrs.
     Sheffield, Withrow and Kellum invested their own funds.

        Long-Term Incentive Plan. The Plan provides for employee and non-employee director awards in the form of stock options, stock appreciation rights, restricted stock, and performance units. The maximum number of shares of common stock that may be issued under the Plan is equal to 10% of the total number of shares of common stock equivalents outstanding from time to time minus the total number of shares of stock subject to outstanding awards on the date of calculation under any other stock-based plan for employees or directors of the Company and its subsidiaries. The Plan had 3,766,520 shares available for additional awards at December 31, 2000.

        No stock appreciation rights, restricted stock or performance units are outstanding under the Plan.

        The following table sets forth information about stock option grants made during 2000 to the named executive officers.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                           Individual Grants
                          ----------------------------------------------------
                             Number of        % of Total
                             Securities     Options Granted    Exercise or
                             Underlying       to Employees      Base Price        Expiration     Grant Date
                          Options Granted   In Fiscal Year    Per Share (c)          Date        Value (d)
                          ---------------   ---------------   ----------------   -------------   ----------
Mr. Sheffield..........     60,000 (a)           4.17%           $ 7.875         2/15/06-07-08   $ 238,200
                            60,000 (b)           4.17%            12.50          8/16/06-07-08     378,000
Mr. Fagerstone.........     23,000 (a)           1.6%              7.875         2/15/06-07-08      91,310
                            23,000 (b)           1.6%             12.50          8/16/06-07-08     144,900
Mr. Withrow............     23,000 (a)           1.6%              7.875         2/15/06-07-08      91,310
                            23,000 (b)           1.6%             12.50          8/16/06-07-08     144,900
Mr. Dove...............     23,000 (a)           1.6%              7.875         2/15/06-07-08      91,310
                            23,000 (b)           1.6%             12.50          8/16/06-07-08     144,900
Mr. Kellum.............     23,000 (a)           1.6%              7.875         2/15/06-07-08      91,300
                            23,000 (b)           1.6%             12.50          8/16/06-07-08     144,900

(a) These options were granted on February 15, 2000, vest at the rate of one-third each year, commencing on the first anniversary of the grant date, and have a term of five years from the date of vesting. The Compensation
     Committee retains discretion, subject to plan limits, to modify the terms of the options. In the event of a change in control of the Company as defined in the Plan, the options will immediately become fully vested and exercisable in full.

(b) These options were granted on August 16, 2000, vest at the rate of one-third each year commencing on the first anniversary of the grant date, and have a term of five years from the date of vesting. The Compensation
     Committee retains discretion, subject to plan limits, to modify the terms of the options. In the event of a change in control of the Company as defined in the Plan, the options will immediately become fully vested and exercisable in full.

(c) The exercise price per share is equal to the closing price of the common stock on the New York Stock Exchange composite tape on the day before the date of grant.

(d) The estimated grant date value of shares in footnotes (a) and (b) is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options include the following:

           o An interest rate of 5.72% for footnote (a) and 5.71% for footnote (b), which represents the interest rate on a U. S.
                 Treasury security with a maturity date corresponding to the expected option term.

           o Volatility of 50% for footnote (a) and (b) calculated using the lesser of (1) daily stock prices for the 120-day period prior to the grant date, or (2) 50%.

     No other adjustments were made to the model for non-transferability or risk of forfeiture. The ultimate values of the options will depend on the future market price of the common stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the common stock over the exercise price on the date the option is exercised.

        The following table sets forth, for each named executive officer, information concerning the exercise of stock options during 2000, and the value of unexercised stock options as of December 31, 2000.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                                                         Number of Securities          Value of Unexercised
                              Number of                 Underlying Unexercised             In-the-Money
                               Shares                 Options at Fiscal Year End    Options at Fiscal Year End
                             Acquired on     Value    --------------------------   ------------------------------
                              Exercise     Realized   Exercisable  Unexercisable   Exercisable  Unexercisable (a)
                             -----------   --------   -----------  -------------   -----------  -----------------
Mr. Sheffield.............    15,000       $209,062     125,000       97,000        $194,531        $929,531
Mr. Fagerstone............     5,834         36,098     149,999       75,165         151,308         716,618
Mr. Withrow...............     5,000         70,937      91,835       75,165         162,880         716,618
Mr. Dove..................     5,834         49,224      99,001       75,165         151,309         716,618
Mr. Kellum................     3,334         27,297      51,667       65,999          98,544         620,946

(a) Amounts were calculated by multiplying the number of unexercised options by $19.6875, which was the closing sale price of the common stock on December 29, 2000, and subtracting the aggregate exercise price.

        Retirement Plan. The Company provides a non-qualified deferred compensation retirement plan for officers and key employees of the Company. Each participant is allowed to contribute up to 25% of base salary. The Company provides a matching contribution of 100% of the participant's contribution limited to the first 10% of the officer's base salary (or 8% of the key employee's base salary). The Company matching contribution vests immediately.

        Employee Investment Partnerships. From 1987 through 1991, Parker & Parsley formed employee partnership programs in which Messrs. Sheffield, Withrow, and Kellum participated. In 1992 and 1993 Messrs. Sheffield, Withrow and Kellum participated in Direct Investment Partnerships formed to invest in all wells drilled by Parker & Parsley during those years (except in certain circumstances where its participation would impose additional costs to Parker & Parsley). As of December 31, 2000, the aggregate contributions that have been made to the employee partnerships and the Direct Investment Partnerships by Messrs. Sheffield, Withrow and Kellum and the aggregate distributions that have been received by them from those partnerships were as follows: Mr. Sheffield contributed $734,955 and received $1,287,280 ($141,550 of which was received during 2000); Mr. Withrow contributed $142,625 and received $170,593 ($19,156 of which was received during 2000); and Mr. Kellum contributed $141,709 and received $193,339 ($20,563 of which was received during 2000). During December 2000, the Company acquired 13 of the employee partnerships by merger with Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of the Company. Additionally, during November 2000, the Company exercised its right under the Direct Investment Partnership agreements to purchase each partner's  interest in their  respective  Direct  Investment  Partnership.  More information about these transactions can be found below in "Certain Relationships and Related Transactions."

        Severance Agreements. The Company enters into severance agreements with its officers. Salaries and bonuses are set by the Compensation Committee independent of these agreements. The Compensation Committee can increase or reduce base salaries at its discretion.

        Either the Company or the officer may terminate the officer's employment under the severance agreement at any time. The Company must pay the officer an amount equal to one year's base salary if the officer's employment is terminated because of death, disability, or normal retirement. The Company must pay the officer an amount equal to one year's base salary and continue health insurance for the officer's family for one year if the Company terminates the officer's employment without cause or if the officer terminates employment for good reason, which is when reductions in the officer's base annual salary exceed specified limits or when the officer's responsibilities have been significantly reduced. If within one year after a change in control of the Company, the Company terminates the officer without cause, or if the officer terminates employment for good reason, the Company must pay the officer an amount equal to
2.99 times the sum of the officer's base salary plus target bonus for the year and continue health insurance for the officer's family for one year. If the officer terminates employment with the Company without reason between six months and one year after a change in control, or at any time within one year after a change in control if the officer is required to move, then the Company must pay the officer one year's base salary and continue health insurance for the officer's family for one year. Officers are also entitled to additional payments for certain tax liabilities that may apply to severance payments following a change in control.

        Indemnification Agreements. The Company has entered into indemnification agreements with each of its directors and officers, including the named executive officers. Those agreements require the Company to indemnify the directors and officers to the fullest extent permitted by the Delaware General Corporation Law and to advance expenses in connection with certain claims against directors and officers. The Company expects to enter into similar agreements with persons selected to be directors and officers in the future. Each indemnification agreement also provides that, upon a potential change in control of the Company and if the indemnified director or officer so requests, the Company will create a trust for the benefit of the indemnified director or officer in an amount sufficient to satisfy payment of all liabilities and suits against which the Company has indemnified the director or officer.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Mr. Robert L. Stillwell is a member of the Compensation Committee and is a partner of Baker & Botts, L.L.P., which provided limited legal services to the Company during 2000. The dollar amount of fees that the Company paid to Baker & Botts, L.L.P. during the most recent fiscal year of that law firm did not exceed 5% of that firm's gross revenues. Mr. Stillwell does not serve on the sub-committee of the Compensation Committee that administers the Company's Long-Term Incentive Plan.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors (the "Committee") submits the following report with respect to the executive compensation program of the Company.

Compensation Principles and Philosophy

        The overriding responsibility of the Committee is to maintain the Company's executive compensation program so that it attracts and retains a capable and highly motivated senior management team and aligns the compensation of the Company's executives with the Company's strategic business plan to increase stockholder value. During 2000, the Committee retained an executive compensation consulting firm (Hewitt Associates) to assist and advise it in its efforts to establish and administer fair and competitive compensation and incentive policies. These policies emphasize variable compensation, structure the annual bonus and long-term incentive awards to be a significant portion of an executive's total compensation and result in total compensation that is reflective of Company performance. Stock option awards will continue to be emphasized as part of each executive's compensation package to align stockholder and executive interests. Other critical elements of the Company's compensation and incentive policies provide for:

        o Base salaries at median levels compared to industry survey information and peer group proxy analysis.

        o Annual target bonus levels at or slightly above median levels compared to industry survey information and peer group proxy statement analysis.

        o Long-term incentive award levels that are above median levels compared to industry survey information and peer group proxy statement analysis.

        o     Significant stock ownership by the Directors and the CEO.

        To support the commitment to significant stock ownership, the Company's current stock ownership guidelines are as follows:

        o Non-employee directors - stock value equal to at least three times each director's annual retainer fee

        o Chairman of the Board and Chief Executive Officer - stock value equal to at least five times base salary.

        In determining compliance with these guidelines, the Committee considers its expectations of the long term value of the Company's stock, the current trading levels and stock-based compensation that the directors and CEO hold. Mr. Sheffield and all Directors are in compliance with the ownership guidelines.

        The Omnibus Budget Reconciliation Act of 1993 placed restrictions on the deductibility of executive compensation paid by public companies. Under the restrictions that were effective in 1994, the Company is not able to deduct compensation paid to any of the named executive officers in excess of $1,000,000 unless the compensation meets the definition of "performance based compensation" in the legislation. Non-deductibility could result in additional tax costs to the Company. While the Committee cannot assess with certainty how the Company's compensation program will ultimately be affected by this law, the Committee generally tries to preserve the deductibility of all executive compensation if it can do so without interfering with the Company's ability to attract and retain capable and highly motivated senior management.

Elements of Compensation

        The elements of the compensation program the Committee administers for executive officers, including the Chief Executive Officer, consist of base salaries, annual bonuses, awards made under the Company's Long-Term Incentive Plan, contributions to the Company's 401(k) retirement plan, contributions to the Company's deferred compensation retirement plan, and miscellaneous perquisites. Base salaries, annual bonuses and long-term incentives are discussed separately below; however, the Committee considers the aggregate remuneration of executives when evaluating the executive compensation program.

        Base Salaries. An executive's base salary is viewed as a fixed component of total compensation that should be competitive with companies of similar size and business to the Company. The Committee has targeted base salaries at the median level for companies of similar size and business to the Company. The Committee evaluates the base salaries of the Company's executive officers on the basis of competitive base salary survey data provided by its consultant and consideration of each officer's duties and responsibilities. The Committee views the named executives below the CEO level as a team with diverse duties but with similar authority and responsibility. Hewitt Associates historically has provided base salary survey data on the majority of the Company's peer group companies, a group of independent exploration and production companies with similar asset, revenue and capital investment profiles as the Company. While the peer group provided by Hewitt Associates includes some of the members of the Dow Jones Oil- Secondary Index reflected in the performance graph set forth below under "Company Performance," it does not include all of the companies in that peer group and includes other companies with which the Company competes. The Committee determines the base salary for all named executives, including Mr. Sheffield, using the same methodology.

        The 2000 base salaries for the named executive officers as a group, including Mr. Sheffield, were identified by Hewitt Associates as being at approximately the 50th percentile level. In establishing the base salaries for the named executive officers effective January 1, 2001, the Committee elected to not commission Hewitt to complete the salary survey but applied a conservative percentage increase of 3% to their 2000 base salary levels. One named executive also received a promotional base salary increase. Mr. Sheffield's base salary was increased by 3% to $668,000, which the Committee believes is at or slightly below the 50th percentile. The Committee believes the other named executive officer's base salaries are close to the 50th percentile. The Committee has retained Hewitt Associates to survey the Company's peer group and report current compensation market data so that 2002 salary adjustments will be based on surveyed market conditions.

        Annual Bonuses. Each year the Committee establishes a target bonus for each executive based on the target bonus median levels of executives in similar positions at peer group companies. To maintain internal equity, the level of responsibility, scope and complexity of the executive's position are considered. The normal range of awards for the annual incentive bonus plan is between 50% and 150% of target. The Committee believes the target bonus levels for Mr. Sheffield and the other named executives for 2000 are slightly below the peer group's median levels. Hewitt Associates will advise the Committee during 2001 of appropriate target bonus levels to achieve the Company's goal of establishing target bonus levels that are at or slightly above the median of the Company's peer group. In awarding 2000 bonuses, the Company reviewed the following criteria that are important to the success of the Company's business plan.

              o    Growth of Cash Flow per Share
              o    Operating Cost per BOE
              o    Debt/Book
              o    Reserve Replacement
              o    Growth of Net Value per Share
              o    Finding & Development Cost per BOE
              o    Production Growth
              o    Debt/BOE

        In determining the named executive officers' annual bonus awards, the Committee also evaluated the Company's stock performance in relation to its peer group. The Committee did not employ a formula, specific targets or predetermined weighting of the above financial or operational performance criteria. The
Committee also evaluates Company performance in light of oil and gas industry fundamentals and assesses how effectively management adapts to changing industry conditions and opportunities during the year. The Committee observes and evaluates the individual performance of executive officers through the year and discusses the performance of these key executives with Mr. Sheffield.

        For 2000, the Committee awarded Mr. Sheffield and the other named executives cash bonuses above the target bonus levels. Specific Company performance which resulted in bonus payouts above target for 2000 included:

              o     Stock price increase of 120%
              o     Base operating costs of $2.72 per BOE
              o     Finding costs of $4.66 per BOE
              o     Reserve replacement of 167%

              o     Return on equity 18.1%
              o     General & administrative cost of $.76 per BOE
              o     Debt reduction of $167,000,000

        Long-term Incentives. A significant portion of the named executive officers' total compensation is comprised of long-term incentive awards, which are intended to align executive management's interests in long-term growth and success more closely with the interests of the Company's stockholders. The Committee has determined that annual stock option awards should be the primary method to award long-term incentives. To provide an averaging effect for the stock option exercise prices, the Committee has elected to make semiannual stock option awards of approximately 50% of annual grant levels.

        The number of options granted to Mr. Sheffield in 2000 was determined by a comparison of option grants made to the CEO's of peer group companies. The other named executive officers were reviewed as a team. The level of options awarded to each named executive was determined by comparing awards granted to peer company executives holding similar positions, and their individual award levels were averaged to determine the actual grants. The award levels were not influenced by the stock holdings of the executives. The Company has historically held to the philosophy of awarding long-term incentives that are above market averages. For 2000, Mr. Sheffield was awarded 120,000 stock options. The
Committee believes this award level placed Mr. Sheffield at approximately the 50th percentile for long- term incentive awards for chief executive officers among the survey group.

        In December 1998, the Company received information that an investment fund group had acquired beneficial ownership of more than 20% of the common stock. Pursuant to the provisions of the Plan, if a third party acquires 20% or more of the common stock, certain change in control provisions are triggered. In December 1998, the Committee determined that a change in control had occurred under the provisions of the Plan, effective September 30, 1998. Consequently, all stock option awards granted under the Plan from inception in August 1997 through September 30, 1998, were immediately vested, and the restrictions on restricted stock awards were removed. The Plan has been amended to increase the third party ownership to 40% to trigger the change in control provisions.

        In summary, the Company believes a significant portion of executive compensation should be variable and performance-based so that an executive's total compensation is linked to the performance of the individual, the Company and its stock price. The majority of the named executive officers' total compensation is variable, at-risk compensation. This structure allows the Company to administer overall compensation that rises or falls based on the Company's performance and to maintain a balance between the Company's short-term and long-term objectives.

Compensation Committee of
the Board of Directors

Charles E. Ramsey, Jr., Chairman
James R. Baroffio
Robert L. Stillwell


                             AUDIT COMMITTEE REPORT

        The Audit Committee's purpose is to assist the Board of Directors in its oversight of the Company's internal controls, financial statements and the audit process. The Board of Directors, in its business judgment, has determined that all members of the committee are independent as required under the listing standards of the New York Stock Exchange. The committee operates pursuant to a charter adopted by the Board of Directors. A copy of the current charter is attached to this Proxy Statement as Annex A.

        Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

        In performing its oversight role, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect. The committee has also considered whether the performance of other non-audit services by the independent auditors is compatible with maintaining the auditor's independence and has discussed with the auditors the auditors' independence.

        Based on the reports and discussions described in this Report, and subject to the limitations on the roles and responsibilities of the committee referred to below and in the charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission. The committee and the board have also recommended the selection of the Company's independent auditors.

        The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting for the Company and are not experts in auditor independence standards. Members of the committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that Ernst & Young LLP is in fact independent.

Audit Committee of the Board of Directors
James L. Houghton, Chairman
R. Hartwell Gardner
Jerry P. Jones

                               COMPANY PERFORMANCE

        The following graph and chart compare the Company's cumulative total stockholder return on common stock during the period from December 31, 1995 to December 31, 2000, with cumulative total stockholder return during the same period for the DJ Oil-Secondary Group and the Standard and Poor's 500 Index as prescribed by SEC rules. The Company's cumulative total stockholder return for the period from December 31, 1995 to December 31, 2000 consists of Parker & Parsley's operating results prior to August 8, 1997 and the Company's operating results beginning August 8, 1997. The graph and chart show the value, at December 31 in each of 1996, 1997, 1998, 1999 and 2000 of $100 invested at December 31, 1995, and assume the reinvestment of all dividends.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN *
    AMONG PIONEER NATURAL RESOURCES COMPANY, THE STANDARD & POOR'S 500 INDEX
                     AND THE DOW JONES OIL - SECONDARY INDEX

                                            Pioneer
                                            Natural      Dow Jones     Standard
                      Measurement          Resources        Oil        & Poor's
                 (Fiscal Year Covered)      Company      Secondary        500
                 ---------------------     ---------     ---------     --------

1995                                          100           100           100
1996                                          168           127           123
1997                                          133           126           164
1998                                           40            87           211
1999                                           41           100           255
2000                                           91           160           232

* Assumes $100 invested on December 31, 1995 in stock or index. Including reinvestment of dividends. Fiscal year ending December 31.


                                         1995   1996   1997   1998   1999   2000
                                         ----   ----   ----   ----   ----   ----

     Pioneer Natural Resources Company    100    168    133     40     41     91
     Standard & Poor's 500                100    123    164    211    255    232
     Dow Jones Oil - Secondary            100    127    126     87    100    160

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of common stock as of March 28, 2001, by (a) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of common stock, (b) each director and nominee for director of the Company, (c) each executive officer of the Company, and (d) all directors and executive officers as a group.

                                                     Number of      Percentage
       Name of Person or Identity of Group             Shares      Of Class (1)
       -----------------------------------           ----------    ------------

Southeastern Asset Management, Inc. (2)..........    26,212,032       26.7%

Longleaf Partners Fund
O. Mason Hawkins
6410 Poplar Avenue, Suite 900
Memphis, Tennessee  38119

Richard E. Rainwater (3) (4)
777 Main Street, Suite 2700
Fort Worth, Texas  76102.........................     5,769,985        5.9%

Scott D. Sheffield (4), (5)......................       316,437         *

Timothy L. Dove (4), (6).........................       209,461         *

Dennis E. Fagerstone (4).........................       256,071         *

Danny L. Kellum (4), (7).........................       130,202         *

Mark L. Withrow (4), (8).........................       228,643         *

James R. Baroffio (4)............................        58,849         *

R. Hartwell Gardner (4)..........................        60,585         *

James L. Houghton (4), (9).......................        61,361         *

Jerry P. Jones (4)...............................        56,648         *

Charles E. Ramsey, Jr. (4).......................        56,000         *

Robert L. Stillwell (4), (10)....................        58,245         *

All directors and executive officers as a
  group (11 persons) (11)........................     1,492,502        1.5%

* Does not exceed 1%.

(1)  Based on  98,239,681  shares  of  common  stock  consisting  of  96,299,025 outstanding shares of common stock and 1,940,656  outstanding  exchangeable shares that are exchangeable for the same number of shares of common stock.

(2) The Schedule 13G/A filed with the SEC on February 9, 2001, which is a joint statement on Schedule 13G/A filed by Southeastern Asset Management, Inc.
     ("Southeastern"),  Longleaf Partners Fund ("Longleaf") and O. Mason Hawkins
     ("Hawkins"), states that the statement is being filed by Southeastern as a registered investment adviser, and that all of the securities covered by the statement are owned legally by Southeastern's investment advisory clients and none are owned directly or indirectly by Southeastern. The
     Schedule 13G/A further states that the statement is also being filed by Hawkins, Chairman of the Board and C.E.O. of Southeastern, in the event he could be deemed to be a controlling person of that firm as the result of his official positions with or ownership of its voting securities. The existence of such control is expressly disclaimed. Hawkins does not own directly or indirectly any securities covered by the Schedule 13G/A for his own account.


                                       17




(3)  Includes 109,324  shares owned  directly by Rainwater,  Inc.,  of which Mr.
     Rainwater  is the  sole  shareholder,  and  300,852  shares  (of  which Mr.
     Rainwater disclaims beneficial ownership) owned by Mr. Rainwater's spouse.

(4) Includes the following number of shares subject to stock options that were exercisable at or within 60 days after March 28, 2001: Mr. Rainwater, 18,147; Mr. Sheffield, 142,500; Mr. Dove, 178,166; Mr. Fagerstone, 225,164;
     Mr.  Kellum,  117,666;  Mr. Withrow,  167,000;  Mr.  Baroffio,  48,096; Mr.
     Gardner,  48,096; Mr.  Houghton,  49,000; Mr.  Jones,  41,096; Mr.  Ramsey,
     49,000; and Mr. Stillwell, 48,096.

(5) Includes 100 shares held by a minor child of Mr. Sheffield, 5,000 shares held in Mr. Sheffield's investment retirement account and 10,895 shares held in Mr. Sheffield's 401(k) account.

(6)  Includes 370 shares held in Mr. Dove's 401(k) account.

(7)  Includes 516 shares held in Mr. Kellum's 401(k) account.

(8)  Includes 17,266 shares held in Mr. Withrow's 401(k) account.

(9) Includes 10,361 shares held by two trusts of which Mr. Houghton is a trustee and over which shares he has sole voting and investment power and 2,000 shares held in Mr. Houghton's investment retirement account.

(10) Includes 758 shares held by Mr. Stillwell's wife.

(11) Includes 1,113,880 shares of common stock subject to stock options that were exercisable at or within 60 days after March 28, 2001.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The executive officers and directors of the Company are required to file reports with the SEC, and with the various Canadian provincial securities commissions (the "Canadian Commissions"), disclosing the amount and nature of their beneficial ownership in common stock, as well as changes in that ownership. Pursuant to applicable Canadian policies, the executive officers and directors of the Company are exempted from filing reports with the Canadian Commissions, provided that they timely file all reports required to be filed with the SEC.

        Based solely on its review of reports and written representations that the Company has received, the Company believes that all required reports were filed on time for 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company, through its wholly-owned subsidiaries, has in the past sponsored certain affiliated partnerships, including 44 drilling partnerships, three public income partnerships and 13 affiliate employee partnerships, all of which were formed primarily for the purpose of drilling and completing wells or acquiring producing properties. In 1992, the Company discontinued sponsoring public and private oil and gas development drilling partnerships, income partnerships and affiliated employee partnerships.

        In December 2000, the Company received the approval of the partners of 13 employee partnerships to merge with Pioneer USA for a purchase price of $2.0 million. Of the total purchase price, $317,055 was paid to current Company employees, of which amount $138,899, $22,886 and $48,972 were paid to Mr. Sheffield, Mr. Withrow and Mr. Kellum, respectively. Additionally, during 2000 the Company purchased all of the direct oil and gas interests held by Mr. Sheffield for $195,133.

        During each of 1994, 1993 and 1992, the Company formed a Direct Investment Partnership for the purpose of permitting selected key employees to invest directly, on an unpromoted basis, in wells that the Company drilled. The partners in the Direct Investment Partnerships formed in 1994, 1993 and 1992 paid and received approximately .337%, 1.5375% and 1.865%, respectively, of the costs and revenues attributable to the Company's interest in the wells in which each such Direct Investment Partnership participates. The Company discontinued the formation of Direct Investment Partnerships in 1995.

        In November 2000, the Company exercised its right under the Direct Investment Partnership agreements to purchase each partner's interest in their respective Direct Investment Partnership. The Company paid $4.3 million to complete the purchases. Current employees of the Company were partners in the Direct Investment Partnerships and received $886,512 of the proceeds from the purchases, of which amount $416,364, $117,578 and $77,204 were paid to Mr. Sheffield, Mr. Withrow and Mr. Kellum, respectively.

        The Company, through a wholly-owned subsidiary, serves as operator of properties in which it and its affiliated partnerships have an interest. Accordingly, the Company receives producing well overhead, drilling well overhead and other fees related to the operation of the properties. The affiliated partnerships also reimburse the Company for their allocated share of general and administrative charges.

        On June 29, 1999, the Company completed the sale of certain United States oil and gas producing properties, gas plants and other assets primarily located in the Gulf Coast, Mid Continent and Permian Basin to Prize Energy Corp. ("Prize"). The sale of these assets was initiated through an auction process.

        The Board of Directors of Prize includes Mr. Philip P. Smith, its Chief Executive Officer, Mr. Kenneth A. Hersh, and Mr. Lon C. Kile, its President
and Chief Operating Officer. Mr. Hersh, through his association with Natural Gas Partners V, L.P., owned or controlled approximately 88% of Prize. Messrs. Smith and Kile owned or controlled approximately 10.5% and .5% of Prize respectively. Because Mr. Smith and Mr. Hersh were members of the Board of Directors of the Company and Mr. Kile was an Executive Vice President of the Company prior to initiating the auction process, supervision of the sale process was placed under the direction of a special independent committee (comprised of outside directors unrelated to Prize) of the Company's Board of Directors. The independent committee reviewed and considered all offers presented to the Company for the purchase of the assets acquired by Prize. The Prize offer was approved by the special independent committee as being the best offer presented. Following approval of the Prize offer by the special independent committee, Messrs. Smith, Hersh and Kile resigned their positions with the Company.

        In accordance with the terms of the Prize purchase and sale agreement, the Company received net sales proceeds of $245.0 million, comprised of $215.0 million of cash and 2,307.693 shares of six percent convertible preferred stock ("Prize Preferred") having a liquidation preference and fair value of $30.0 million. Prior to February 9, 2000, Prize was a closely held, non-public entity and the fair market value of the Prize Preferred was not readily determinable. On February 9, 2000, the common stock of Prize ("Prize Common") began to publicly trade on the American Stock Exchange. At that time, the Company's Prize Preferred was exchanged for 3,984,197 shares of Prize Series A 6% Convertible Preferred Stock ("Prize Senior A Preferred"). On March 31, 2000, the Company and Prize converted the Company's 3,984,197 shares of Prize A Preferred to 3,984,197 shares of Prize Common, received cash in lieu of 33,964 shares of preferred in-kind dividends and the Company sold to Prize 1,346,482 shares of the Prize Common for a combined cash total of $18.6 million. During 2000, the Company sold an additional 2,024,500 shares of Prize Common in the open market for $41.1 million. The Company recognized aggregate net gains from the dispositions of the Prize Common of $34.3 million during 2000. The fair market value of the Company's remaining investment in 613,215 shares of Prize Common as of December 31, 2000 was $12.7 million.

                              STOCKHOLDER PROPOSALS

        Any stockholder of the Company who desires to submit a proposal for action at the Company's annual meeting of stockholders for 2002 and wishes to have such proposal (a "Rule 14a-8 Proposal") included in the Company's proxy materials, must submit the Rule 14a-8 Proposal to the Company at its principal executive offices no later than December 7, 2001, unless the Company notifies the stockholders otherwise. Only those Rule 14a-8 Proposals that are timely received by the Company and proper for stockholder action (and otherwise proper) will be included in the Company's proxy materials.

        Any stockholder of the Company who desires to submit a proposal for action at the annual meeting of stockholders in 2002, but does not wish to have such proposal (a "Non-Rule 14a-8 Proposal") included in the Company's proxy materials, must submit such Non-Rule 14a-8 Proposal to the Company at its principal executive offices no later than February 20, 2002, unless the Company notifies the stockholders otherwise. If a Non-Rule 14a-8 Proposal is not received by the Company on or before February 20, 2002, then the Company intends to exercise its discretionary voting authority with respect to such Non-Rule 14a-8 Proposal. "Discretionary voting authority" is the ability to vote proxies that stockholders have executed and returned to the Company, on matters not specifically reflected in the Company's proxy materials, and on which stockholders have not had an opportunity to vote by proxy.

        Stockholders desiring to propose action at the annual meeting of stockholders must also comply with Article Ninth of the Amended and Restated Certificate of Incorporation of the Company. Under Article Ninth, a stockholder must submit to the Company, no later than 60 days before the annual meeting or ten days after the first public notice of the annual  meeting is sent to  stockholders,  a written notice setting forth
(i) the nature of the proposal with particularity, including the written text of the proposal, (ii) the stockholder's name, address and other personal information, together with the number of shares of each class and series of stock held by the stockholder, (iii) any interest of the stockholder in the proposed business, (iv) the name of any persons nominated to be elected or reelected as a director by the stockholder, and (v) with respect to each such nominee, the nominee's name, address and other personal information, the number of share of each class and series of stock of the Company held by such nominee, all information required to be disclosed pursuant to Regulation 14A of the Securities and Exchange Act of 1934, and a notarized letter containing such nominee's acceptance of the nomination, stating his or her intention to serve as director if elected, and consenting to be named as a nominee in any proxy statement relating to such election. The person presiding at the annual meeting will determine whether business is properly brought before the meeting and will not permit the consideration of any business not properly brought before the meeting.

        Written requests for inclusion of any stockholder proposal should be addressed to Corporate Secretary, Pioneer Natural Resources Company, 1400 Williams Square West, 5205 North O'Connor Boulevard, Irving, Texas 75039. The Company suggests that any such proposal be sent by certified mail, return receipt requested.

        The Board of Directors will consider any nominee recommended by stockholders for election at the annual meeting of stockholders to be held in 2002 if that nomination is submitted in writing, not later than January 11, 2002, to Corporate Secretary, Pioneer Natural Resources Company, 1400 Williams Square West, 5205 North O'Connor Boulevard, Irving, Texas 75039. Each submission must include a statement of the qualifications of the nominee, a notarized consent signed by the nominee evidencing a willingness to serve as a director, if elected, and a commitment by the nominee to meet personally with members of the Board of Directors.

                             SOLICITATION OF PROXIES

        Solicitation of Proxies may be made by mail, personal interview, telephone or telegraph by officers, directors and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. In addition, the Company has retained D.F. King & Co., Inc. to assist in solicitation for a fee estimated not to exceed $7,500. The Company will bear all costs of solicitation.

                                STOCKHOLDER LIST

        In accordance with the Delaware General Corporation Law, the Company will maintain at its corporate offices in Irving, Texas, a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for 10 days before the Annual Meeting.

                                  ANNUAL REPORT

        The Company's Annual Report to Stockholders for the fiscal year ended December 31, 2000, is being mailed to stockholders concurrently with this Proxy Statement and does not form part of the proxy solicitation material.

        A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the SEC, will be sent to any stockholder without charge upon written request addressed to Investor Relations, Pioneer Natural Resources Company, 1400 Williams Square West, 5205 North O'Connor Boulevard, Irving, Texas 75039, or oral request to telephone number (972) 969-3583. The Annual Report on Form 10-K is also available at the SEC's web site in its EDGAR database (www.sec.gov).

        Only a single copy of this Proxy Statement is being delivered to multiple stockholders sharing a common address unless the Company receives contrary instructions from stockholders sharing a common address. Upon written or oral request to the Company's Investor Relations department at the address or telephone number provided above, the Company will deliver promptly a separate copy of the Proxy Statement to a stockholder at a shared address to which a single copy of this Proxy Statement was delivered. By written or oral request to the same address, (i) a stockholder may direct a notification to the Company that the stockholder wishes to receive a separate annual report or proxy statement in the future, or (ii) stockholders who share an address and who are receiving delivery of multiple copies of the Company's annual reports or proxy statements can request delivery of only a single copy of these documents to their shared address.

                                 INTERNET VOTING

        For shares of stock that are registered in your name, you have the opportunity to vote through the Internet using a program provided by the Company's transfer agent, Continental Stock Transfer & Trust Company. Votes submitted electronically through the Internet under this program must be received by 5:00 p.m., New York time, on Wednesday, May 16, 2001. The giving of such a proxy will not affect your right to vote in person should you decide to attend the Annual Meeting. The Company has been advised by counsel that the Internet voting procedures that have been made available through Continental are consistent with the requirements of applicable law.

        To vote through the Internet, please access Continental Stock Transfer & Trust Company at www.continentalstock.com. Select "ContinentaLink Proxy Voting" on the screen. At the next screen, you will need to enter the Company Number, Proxy Number and Account Number that are printed on your personalized proxy card.

        The Internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions, and to confirm that stockholders' instructions have been recorded properly. Stockholders voting through the Internet should remember that the stockholder must bear costs associated with electronic access, such as usage charges from Internet access providers and telephone companies.

                                     ******

        IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, AND RETURN THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE OR TO VOTE THROUGH THE INTERNET.

                                             By Order of the Board of Directors



                                             Mark L. Withrow
                                             Secretary

Irving, Texas
April 9, 2001

                                     Annex A

                             Audit Committee Charter

                        PIONEER NATURAL RESOURCES COMPANY

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER


I       PURPOSE

        The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information the Company provides to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

        o Serve as an independent and objective party to oversee the Company's financial reporting process and internal control system.

        o Review and appraise the independence of the Company's external auditors and ensure receipt from them of the written disclosures and letter required by Independence Standard Board Standard No. 1.

        o Select, review and appraise the audit efforts of the Company's independent accountants and internal auditing department (reference to internal auditors or the internal audit department in this Charter shall include both internal audit activities and functions conducted by employees of the Company or by outside auditors appointed for such purposes); and, where appropriate, replace the independent accountants or internal audit department.

        o Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board, always emphasizing that the independent accountants are ultimately accountable to the Audit Committee and the Board.

        The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II      COMPOSITION

        The Audit Committee shall be comprised of three or more directors as the Board determines, each of whom shall be independent directors and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Audit Committee shall also meet the independence and experience requirements of the New York Stock Exchange. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

        The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until the next annual meeting of the Board, or until their successors shall be duly elected and qualified. Unless the Board designates a Chair of the Committee, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III     MEETINGS

        The Committee shall meet at least four times annually, or more frequently as circumstances warrant. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department, and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Company's financials consistent with IV.4 below.

IV      RESPONSIBILITIES AND DUTIES

        To fulfill its responsibilities and duties the Audit Committee shall:

Review
- ------
1. Review and (if appropriate) update this Charter periodically, but at least annually, as circumstances warrant.

2. Review the Company's quarterly and annual financial statements with financial management and the independent accountants prior to its filing or prior to the release of earnings, including any certification report, opinion, or review rendered by the independent accountants. The Chair of the Committee may represent the entire Committee for purposes of this review.

3. Review the regular internal reports to management prepared by the internal auditing department and management's response.

4. Management, with the concurrence of the Audit Committee, shall appoint, terminate or replace a director of internal audit or, at the discretion of the Board, select and contract with outside auditors to perform the function of an internal audit department. The director of internal audit or any outside auditors serving as internal auditors shall report directly to the Audit Committee, and the Audit Committee shall direct the scope of their duties and activities in accordance with this Charter.

5. Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

Independent Accountants
- -----------------------
6. Recommend to the Board the selection of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to evaluate the effect of those relationships on the accountants' independence.

7. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

8. Periodically consult with the independent accountants out of the presence of management about internal controls and the completeness and accuracy of the organization's financial statements.

Financial Reporting Processes
- -----------------------------
9. In consultation with the independent accountants and the internal auditors, review the integrity of the Company's financial reporting processes, both internal and external.

10. Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

11. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the
        independent   accountants,   management,   or  the   internal   auditing
        department.

Process Improvement
- -------------------
12. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

13. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit.

14. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

15. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as the Committee decides.)

Ethical and Legal Compliance
- ----------------------------
16. Establish, review and update periodically Standards of Business Conduct and evaluate whether management has established systems to enforce these standards.

17. Review management's monitoring of the Company's compliance programs and evaluate whether management has the proper review systems in place to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

18. Review activities, organizational structure, and qualifications of the internal audit function.

19. Review with the Company's in-house or outside legal counsel any legal matter that could have a significant effect on the Company's financial statements.

20. Prepare the report required by rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

        Perform any other activities consistent with this Charter, the Company's Certificate of Incorporation and Bylaws, the rules of the New York Stock Exchange applicable to its listed companies, and governing law as the Committee or the Board deems necessary or appropriate.

V       AUTHORITY AND LIMITATIONS

        The Audit Committee shall have the authority to take all actions it deems advisable to fulfill its responsibilities and duties. The Audit Committee shall have the authority to retain special legal counsel, accounting experts, or other consultants to advise the Committee, which may be the same as or different from the Company's primary legal counsel, accounting experts and other consultants. The Audit Committee may require any officer or employee of the Company or any of its subsidiaries, the Company's outside legal counsel, and the Company's external auditors to meet with the Committee or any member of the Committee.

        While the Audit Committee has the responsibilities and powers set forth in this Charter and management and the independent accountant for the Company are ultimately accountable to the Board of Directors and the Audit Committee, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management. It is also not the duty of the Audit Committee to initiate and conduct investigations, to resolve disagreements between management and the independent auditor, or to insure compliance with laws, regulations, Standards of Business Conduct, or compliance with compliance policies.

            Information Statement for Holders of Exchangeable Shares
                                       of
                      Pioneer Natural Resources Canada Inc.

        The enclosed Proxy Statement and related materials pertaining to Pioneer Natural Resources Company ("Pioneer") have been provided to all holders of Exchangeable Shares of Pioneer Natural Resources Canada Inc. ("Pioneer Canada") for the purposes of Pioneer's annual meeting of stockholders (the "Annual Meeting") to be held on May 17, 2001 at 9:00 a.m. (Dallas, Texas time), in the Carrollton Room at the Dallas Marriott Las Colinas Hotel, 223 West Las Colinas Blvd., Irving, Texas 75039. As a holder of Exchangeable Shares, you are entitled to dividend and other rights designed to be equivalent to the attributes of the Common Stock of Pioneer, including the right, through a Voting and Exchange Trust Agreement (the "Voting Agreement"), to attend and to vote at the Annual Meeting. Given the attributes of the Exchangeable Shares, you will not receive a Notice, Information Circular or Proxy for an annual meeting of shareholders of Pioneer Canada, nor will a meeting of holders of Exchangeable Shares be held.

Exercise of Voting Rights

        Pursuant to the Voting Agreement, Computershare Trust Company of Canada (the "Trustee") holds one share of special preferred voting stock of Pioneer (the "Voting Share") for the benefit of the holders (other than Pioneer and its subsidiaries) of the Exchangeable Shares. The Voting Share carries a number of votes, exercisable at any meeting at which Pioneer stockholders are entitled to vote (including the Annual Meeting), equal to the number of outstanding Exchangeable Shares (other than shares held by Pioneer and its subsidiaries). You are entitled to instruct the Trustee to exercise one of the votes attached to the Voting Share for each Exchangeable Share you hold, or to grant to Pioneer's management a proxy to exercise such votes in accordance with the enclosed Proxy Statement. Alternatively, you may instruct the Trustee to grant to you or your designee a proxy to attend the Annual Meeting and personally exercise your voting rights. For this purpose, the Trustee has furnished (or caused Pioneer to furnish) the enclosed Proxy Statement and certain related materials to you as a holder of Exchangeable Shares.

        To instruct the Trustee as to how you want to exercise your voting rights, you must complete, sign, date and return the enclosed form of direction (the "Direction") to the Trustee by no later than 12:00 p.m. noon (Calgary time) on May 15, 2001 (the "Due Time"). If the Trustee does not receive your fully completed Direction by the Due Time, your voting rights will not be exercised. You may revoke or amend your instructions to the Trustee (as indicated in your Direction) at any time up to and including the Due Time by delivering to the Trustee a written notice of revocation or by completing, signing and delivering to the Trustee a new Direction bearing a later date. You may also revoke or amend your instructions in person at the Annual Meeting prior to 9:00 a.m. (Dallas, Texas time) on May 17, 2001, by submitting a written amendment or revocation of your instructions and presenting satisfactory identification to the Trustee's representatives at the Annual Meeting. In either case, your instructions of the later date will be binding on the Trustee.

General

        Pioneer Canada and certain of the insiders thereof have been exempted from certain disclosure and insider trading obligations prescribed by otherwise applicable Canadian securities legislation pursuant to discretionary orders granted by each of the provincial securities commissions in Canada. Pursuant to such orders, Pioneer Canada is not required to prepare and file annual proxy and related documentation, quarterly reports, certain material change reports or an annual information form, provided that Pioneer prepares and files United States continuous disclosure documentation in Canada which is equivalent to such disclosure and which is set forth in the Multijurisdictional Disclosure System adopted by the Canadian Securities Administrators.

                                      # # #

        Please complete, sign and date the enclosed Direction and return it to the Trustee in the enclosed envelope by no later than 12:00 p.m. noon (Calgary time) on May 15, 2001.

                   DIRECTION GIVEN BY HOLDERS OF EXCHANGEABLE
                 SHARES OF PIONEER NATURAL RESOURCES CANADA INC.
             FOR THE MAY 17, 2001 ANNUAL MEETING OF STOCKHOLDERS OF
                        PIONEER NATURAL RESOURCES COMPANY


The undersigned acknowledges receipt of the Notice and Proxy Statement in connection with the annual meeting (the "Meeting") of stockholders of Pioneer Natural Resources Company to be held on May 17, 2001 at 9:00 a.m. (Dallas, Texas time) at the Dallas Marriott Las Colinas Hotel, 223 West Las Colinas Blvd., Irving, Texas 75039. The undersigned hereby instructs and directs Computershare Trust Company of Canada (the "Trustee"), pursuant to the provisions of the Voting and Exchange Trust Agreement dated December 18, 1997 among Pioneer, Pioneer Natural Resources Canada Inc. ("Pioneer Canada") and the Trustee, as follows:

                                     * * * *

(Please note: If no direction is made and you sign below the Trustee is hereby authorized and directed to vote for items 1 and 2 listed under Alternative A below, and as to any other matters that may properly come before the Meeting in its discretion.)

                                     * * * *

     (Please select one of A, B or C, and sign and date on the reverse side)

A.      [  ]   Exercise or cause to be exercised,  whether by proxy given by the
               Trustee  to  a  representative  of  Pioneer  or  otherwise,   the
               undersigned's voting rights at the Meeting, or any postponement or adjournment thereof, as follows:

        1. To elect R. Hartwell Gardner and James L. Houghton as Class I Directors of Pioneer. If any such nominees should be unavailable, the Trustee may vote for substitute nominee(s) at its discretion:

               [  ]  FOR all nominees listed      [  ]  TO WITHHOLD authority to
                     above (except as marked            vote for all nominees
                     to the contrary)                   listed above

               [  ]  WITHHOLD AUTHORITY for the following nominee(s) only:
                     ----------------------------------------------------

        2. To ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2001.

               [  ]   FOR          [  ]  AGAINST          [  ]  ABSTAIN

        3. To transact such other business as may properly come before the Meeting or any postponement or adjournment thereof.

B. [ ] Deliver a proxy card to the undersigned at the Meeting, with respect to all Exchangeable Shares of Pioneer Canada held of record by the undersigned on the record date for the Meeting (and not subsequently disposed of) so that the undersigned may exercise personally the undersigned's voting rights at the Meeting, or any postponement or adjournment thereof.

C.             [  ] Deliver a proxy card to _________________________________ at
               _____________________________________________, as the designee of the undersigned to attend and act for and on behalf of the undersigned at the Meeting with respect to all Exchangeable Shares of Pioneer Canada held of record by the undersigned on the record date for the Meeting (and not subsequently disposed of) with all the powers that the undersigned would possess if personally present and acting thereat including the power to exercise the undersigned's voting rights at the Meeting, or any postponement or adjournment thereof.

                                     * * * *

Please sign exactly as your name appears on your Exchangeable Share certificate(s) and return this form in the enclosed envelope. When signing as executor, administrator, attorney, trustee, guardian or custodian, or for a corporation, please give the full title as such. If the Exchangeable Shares are held in a joint account, each joint owner must sign.


Signature:____________________________       Date:____________________________

Print Name:___________________________

Signature:____________________________       Date:____________________________

Print Name:___________________________

PROXY BY MAIL                            Please mark your votes like this  [ X ]

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. TO BE VALID, THIS PROXY MUST BE SIGNED.

The Board of Directors recommends a vote FOR Items 1 and 2.

ITEM 1 - ELECTION OF DIRECTORS

Nominees:                                                     WITHHELD
                                        FOR                   FOR ALL

01   R. Hartwell Gardner                [  ]                    [  ]
02   James L. Houghton                  [  ]                    [  ]

WITHHELD FOR: (Write that nominee's name in the space provided below.)
- ---------------------------------------------

ITEM 2 - RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

               [  ]  FOR          [  ]  AGAINST         [  ]  ABSTAIN

ITEM 3 - IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS BELOW

                      COMPANY NUMBER:

                      PROXY NUMBER:

                      ACCOUNT NUMBER:

Signature ______________________ Signature ______________________  Date _______

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

                                VOTE BY INTERNET

                        PIONEER NATURAL RESOURCES COMPANY

- -    You can now vote your  shares  electronically  through  the  Internet.
- -    This eliminates the need to return the proxy card.
- -    Your  electronic  vote  authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY BY MAIL
Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY INTERNET
www.continentalstock.com

Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

                  PLEASE DO NOT RETURN THE ABOVE CARD IF VOTED
                                 ELECTRONICALLY

SECURITY CODE:

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                        PIONEER NATURAL RESOURCES COMPANY

The undersigned hereby appoints Scott D. Sheffield and Mark L. Withrow as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Pioneer Natural Resources Company standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held May 17, 2001 or any adjournment thereof.

       (Continued, and to be marked, dated and signed, on the other side)

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                              FOLD AND DETACH HERE



              Access to Pioneer shareholder account information and
               other shareholder services are now available on the
                                    Internet!

                  Visit Continental Stock Transfer's website at

                            www.continentalstock.com

                  for their new Internet Shareholder Service -
                                 ContinentaLink

Through this new service, shareholders can select a Personal Identification Number or "PIN" to secure access to personal shareholder records. With a PIN, shareholders can change addresses, receive electronic forms, and view account transaction history and dividend history.

To access this new service, visit the website listed above. From the home page, select ContinentaLink Full Service. From there, you can either Test Drive the service (choose "Test Drive" button) or you can Sign-Up (choose "Sign-Up" button). If you choose to sign-up, enter your taxpayer identification number or social security number as your ID Number. Your personal Security Code can be found on the reverse side of this card in the bottom left corner. Enter any four alphanumeric characters you would like to use for your PIN. Re-enter the same PIN in the PIN Verification field. Your PIN will be activated overnight, and you will be able to access your shareholder records the following day.

            Please fold and detach card at perforation before mailing
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Pioneer Natural Resources USA, Inc. 401(k) Plan

TO:   THE VANGUARD GROUP, TRUSTEE FOR THE EMPLOYER MATCHING CONTRIBUTION
(STOCK ACCOUNT) OF THE PIONEER NATURAL RESOURCES USA, INC 401(k) PLAN.

In connection with the proxy materials I received relating to the Annual Meeting of Shareholders of Pioneer Natural Resources Company to be held on Thursday, May 17, 2001, I direct you to execute a proxy as indicated below with respect to all shares of common stock of Pioneer Natural Resources Company to which I have the right to give voting directions under the Employer Matching Contribution (Stock Account) of the Pioneer Natural Resources USA, Inc. 401(k) plan. I understand you will hold these directions strictly confidential.

                                                Date ________________, 2001

                                   SHARES       Please mark,  sign
                                                (exactly  as  name
                                                appears  at  left,
                                                date and mail this
                                                card  promptly  in
                                                the  postage  paid
                                                return    envelope
                                                provided.

                                                -------------------------------
                                                Signature

                                                THIS PARTICIPANTS' DIRECTION IS
                                                CONTINUED ON THE BACK OF THIS
                                                CARD.

            Please fold and detach card at perforation before mailing
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                                                  PROXY BY MAIL
Please mark your boxes like this [  X  ]

 THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE
  VOTED "FOR" THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                 DIRECTORS OF PIONEER NATURAL RESOURCES COMPANY.

                     TO BE VALID, THIS PROXY MUST BE SIGNED

The Board of Directors recommends a vote FOR Items 1 and 2.

ITEM 1 - ELECTION OF DIRECTORS

Nominees:                                                     WITHHELD
                                                       FOR    FOR ALL

01   R. Hartwell Gardner                               [  ]     [  ]
02   James L. Houghton                                 [  ]     [  ]

WITHHELD FOR: (Write that nominee's name in the space
 provided below.)
- ---------------------------------------------

ITEM 2 - RATIFICATION OF SELECTION OF                  FOR    AGAINST   ABSTAIN
INDEPENDENT ACCOUNTANTS                                [  ]     [  ]      [  ]

ITEM 3 - IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.